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                                                                   Exhibit 99.17


                           OPTION PURCHASE AGREEMENT
                           -------------------------

     This OPTION PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 7th day of December, 1999, by and among Brookdale Living Communities, Inc., a Delaware corporation ("Brookdale"), Darryl W. Copeland, Jr., an individual currently residing at 54 Petty Road, Cranbury, New Jersey 08512 ("DWC"), The Prime Group, Inc., an Illinois corporation ("PGI"), and Prime Group III, L.P., an Illinois limited partnership ("PG3LP").

                                   WITNESSETH
                                   ----------

     WHEREAS, PGI and DWC are parties to that certain Stock Option and Deposit Agreement (the "First Option Agreement"), dated as of May 7, 1997, pursuant to which PGI granted DWC an option to purchase from PGI 100,000 shares of Brookdale's common stock (the "First Option Shares") for an aggregate purchase price of $1,000.00 (the "First Option"); and

     WHEREAS, PGI, Prime Group VI, L.P., an Illinois limited partnership ("PG6LP"), and DWC are parties to that certain Stock Purchase Agreement and Agreement Concerning Option Shares (the "Second Option Agreement", and together with the First Option Agreement, the "Option Agreements"), dated as of May 7, 1997, pursuant to which PG6LP granted DWC an option to purchase from PG6LP 25,000 shares of Brookdale's common stock (the "Second Option Shares", and together with the First Option Shares, the "Option Shares") for an aggregate purchase price of $272,722.50 (the "Second Option", and together with the First Option, the "Options"); and

     WHEREAS, PG3LP assumed all of PG6LP's obligations under the Second Option Agreement pursuant to an Assumption Agreement, dated as of December 18, 1998, by and between PG6LP and PG3LP; and

     WHEREAS, Brookdale desires to purchase from DWC, and DWC desires to sell to Brookdale, the Options upon the terms and subject to the conditions set forth in this Agreement; and

     WHEREAS, immediately following the purchase and sale of the Options, Brookdale desires to purchase the Option Shares from PGI and PG3LP, and PGI and PG3LP desire to sell the Option Shares to Brookdale, upon the terms and subject to the conditions set forth in this Agreement;

     NOW, THEREFORE, for good and adequate consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Purchase and Sale of the Options. Brookdale shall purchase and acquire from DWC, and DWC shall sell, transfer, convey, assign and deliver to Brookdale, all of the rights, title and interests of DWC in and to the Options, upon the following terms and conditions:

          (a) the purchase price for the First Option shall be One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00), payable by Brookdale to DWC on the date hereof by wire transfer of immediately available funds in such amount; and
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          (b)  the purchase price for the Second Option shall be Seventy-Five
     Thousand Dollars ($75,000.00), payable by Brookdale (i) to DWC on the date hereof by wire transfer of immediately available funds in the amount of $38,743.55 and (ii) to PG3LP on the date hereof by wire transfer of immediately available funds in the amount of $36,256.45 in payment of all unpaid Periodic Payments (as defined in the Second Option Agreement) due PG3LP as of the date hereof.

     2. Purchase and Sale of the Option Shares. Immediately following the purchase and sale of the Options pursuant to Section 1 above, Brookdale shall purchase and acquire from PGI and PG3LP, and PGI and PG3LP shall sell, transfer, convey, assign and deliver to Brookdale, all of the rights, title and interests of PGI and PG3LP in and to the Option Shares, upon the following terms and conditions:

          (a) the purchase price for the First Option Shares shall be One Thousand Dollars ($1,000.00), payable by Brookdale to PGI on the date hereof by wire transfer of immediately available funds in such amount; and

          (b) the purchase price for the Second Option Shares shall be Two Hundred Seventy-Two Thousand Seven Hundred Twenty-Two and 50/100 Dollars ($272,722.50), payable by Brookdale to PG3LP on the date hereof by wire transfer of immediately available funds in such amount.

     3. Delivery. Upon payment of the respective purchase prices for the Option Shares, (a) PGI and PG3LP shall instruct Winston & Strawn, as Escrow Agent under the Option Agreements, to deliver the stock certificates representing the Option Shares, together with the accompanying stock power for the stock certificate representing the First Option Shares, currently held in escrow by the Escrow Agent, to Brookdale and (b) PG3LP shall execute and deliver to Brookdale a stock power for the stock certificate representing the Second Option Shares.

     4. Closing. Subject to the satisfaction of the conditions to effectiveness set forth in Section 6 below, the closing of the purchase and sale of the Options and the subsequent purchase and sale of the Option Shares (the "Closing") pursuant to this Agreement shall occur on the date hereof. In the event the Closing does not occur on the date hereof, Brookdale's right to purchase the Options, and DWC's obligation to sell the Options, shall automatically terminate, and Brookdale's right to purchase the Option Shares, and PGI's and PG3LP's obligations to sell the Option Shares, shall automatically terminate.

     5.   Representations and Warranties.

          (a)  DWC represents and warrants to and agrees with Brookdale that:

               (i) DWC has valid title to the Options, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest whatsoever other than pursuant to this Agreement; and upon payment of the respective purchase prices for the Options as herein contemplated, Brookdale will obtain valid title to the Options, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest;

                                      -2-
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               (ii)   no third-party consents, approvals, authorizations or
          orders are required for the execution and delivery by DWC of this Agreement and the sale of the Options to Brookdale hereunder;

               (iii) DWC has full legal capacity to execute and deliver this Agreement and perform his obligations hereunder; and

               (iv) this Agreement constitutes the valid and legally binding obligation of DWC, enforceable against DWC in accordance with its terms;

          (b) PGI and PG3LP represent and warrant to and agree with Brookdale that:

               (i) PGI and PG3LP have valid title to the Option Shares, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest whatsoever other than pursuant to this Agreement; and upon payment of the respective purchase prices for the Option Shares as herein contemplated, Brookdale will obtain valid title to the Option Shares, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest;

               (ii) no third-party consents, approvals, authorizations or orders are required for the execution and delivery by PGI and PG3LP of this Agreement and the sale of the Option Shares to Brookdale hereunder;

               (iii) PGI and PG3LP have full legal capacity to execute and deliver this Agreement and perform their obligations hereunder; and

               (iv) this Agreement constitutes the valid and legally binding obligation of PGI and PG3LP, enforceable against PGI and PG3LP in accordance with its terms; and

          (c) Brookdale represents and warrants to and agrees with DWC, PGI and PG3LP that:

               (i) Brookdale is validly existing and in good standing under the laws of the State of Delaware; and

               (ii) Brookdale has the corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder.

     6. Conditions to Effectiveness. This Agreement shall become effective contemporaneously with, and subject to:

          (a) the execution and delivery of this Agreement by all of the parties hereto;

          (b) the payment by Brookdale of the respective purchase prices for the Options to DWC and PG3LP as provided in Section 1 above;

          (c) the payment by Brookdale of the respective purchase prices for the Option Shares to PGI and PG3LP as provided in Section 2 above; and

                                      -3-
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          (d)  the delivery by the Escrow Agent of the stock certificates representing the Option Shares, together with the accompanying stock power for the stock certificate representing the First Option Shares, to Brookdale as provided in Section 3 above.

     7. Release. Upon satisfaction of the conditions to effectiveness set forth in Section 6 above, each of Brookdale, DWC, PGI and PG3LP does hereby forever release, discharge and acquit the other parties hereto and the Escrow Agent from any and all claims, demands, obligations and liabilities, whensoever arising out of, connected with or relating to the Option Agreements, the Options, the purchase and sale of the Options, the Option Shares and the purchase and sale of the Option Shares (except for claims, demands, obligations and liabilities arising from any breach of a representation or warranty contained herein).

     8. Severability. Any invalidity, illegality or unenforceability of any provision of this Agreement shall not render invalid, illegal or unenforceable the remaining provisions hereof.

     9. Headings. The headings contained herein are for convenience of reference only and shall not be deemed to be part of this Agreement.

     10. Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

     11. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Illinois without regard to the principles of conflicts of laws.

                            [signature page follows]

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                      BROOKDALE LIVING COMMUNITIES, INC.

                                      By: /s/ Brookdale Living Communities, Inc.
                                          --------------------------------------

                                      Name: Brookdale Living Communities, Inc.
                                            ------------------------------------

                                      Title: Authorized Signatory
                                             -----------------------------------

                                      /s/ Darryl W. Copeland, Jr.
                                      ------------------------------------------
                                      Darryl W. Copeland, Jr.


                                      THE PRIME GROUP, INC.

                                      By: /s/ The Prime Group, Inc.
                                          --------------------------------------

                                      Name: The Prime Group, Inc.
                                            ------------------------------------

                                      Title: Authorized Signatory
                                             -----------------------------------


                                      PRIME GROUP III, L.P.

                                      By: PGLP, Inc.,
                                          Managing General Partner

                                      By: /s/ PGLP, Inc.
                                          --------------------------------------

                                      Name: PGLP, Inc.
                                            ------------------------------------

                                      Title: Authorized Signatory
                                             -----------------------------------


ACKNOWLEDGED BY:

WINSTON & STRAWN

By: /s/ Winston & Strawn
    -----------------------------------

Name: Winston & Strawn
      ---------------------------------

Title: Authorized Signatory
       --------------------------------

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